WASHINGTON GROUP INTERNATIONAL, INC.

2004 EQUITY INCENTIVE PLAN

AMENDMENT NO. 2

THIS AMENDMENT to the Washington Group International, Inc. 2004 Equity Incentive Plan was adopted by Washington Group International, Inc. (the “Company”) effective as of November 16, 2006.

W I T N E S S E T H:

WHEREAS, the Company maintains the Washington Group International, Inc. 2004 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has authority under section 18(a) of the Plan to amend the Plan from time to time; and

WHEREAS, the Board directed on November 16, 2006, that the Plan be amended to clarify that adjustments in the number of shares outstanding pursuant to awards granted under the Plan shall be made mandatorily and automatically in the case of certain corporate occurrences or transactions;

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1.

Section 10 is hereby amended in its entirety to read as follows, effective as of November 16, 2006:

10.           Adjustments.  The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board determines are required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  The Board shall also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan and in the number of Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Board determines are appropriate to reflect any transaction or event described in this Section 10.

2.

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date indicated above.

WASHINGTON GROUP INTERNATIONAL, INC.

May 25, 2007	By:	/s/ Stephen G. Hanks
Stephen G. Hanks
President and Chief Executive Officer